UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2018

VOLT INFORMATION SCIENCES, INC.
(Exact name of registrant as specified in its charter)

New York	001-9232	13-5658129
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1133 Avenue of the Americas, 15th Floor, New York, New York 10036
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 704-2400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.
At 10:00 a.m. (PDT) on May 23, 2018 at its offices at 2401 N. Glassell Street, Orange, California 92865, Volt Information Sciences, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) to consider and vote on the proposals listed below.  These proposals are described in detail in the Company’s Proxy Statement (the “Proxy Statement”) previously filed on February 23, 2018.  A total of 17,623,434 shares of the Company’s common stock, representing approximately 83.77% of the shares outstanding on the record date established by the Company, were present or represented by proxy at the Annual Meeting.  Set forth below are the voting results for each proposal submitted to a vote of stockholders.

Proposal 1: Election of Directors

The stockholders elected the Company’s nominees to the Board.  The nominees for election to the Board, the number and type of votes cast with respect to each nominee, as well as the number of broker non-votes with respect to each nominee, were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dana Messina	6,928,886	7,556,114	3,138,434
Nick S. Cyprus	12,345,073	2,139,927	3,138,434
Michael D. Dean	6,476,939	8,008,061	3,138,434
William J. Grubbs	12,354,942	2,130,058	3,138,434
Bruce G. Goodman	8,332,274	6,152,726	3,138,434
Laurie Siegel	11,975,653	2,509,347	3,138,434
Arnold Ursaner	8,427,788	6,057,212	3,138,434

The foregoing Proposal 1 was approved.  See “Item 8.01. Other Events.” for additional information regarding the vote tabulation for this proposal.

Proposal 2: Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2018

The stockholders approved the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2018.  The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain	Broker Non-Votes
12,975,145	578,772	4,069,517	0

The foregoing Proposal 2 was approved.

Proposal 3: “Say-on-pay” non-binding, advisory vote

The stockholders voted, on a non-binding, advisory basis, on the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement.  The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain	Broker Non-Votes
1,671,234	12,716,040	97,726	3,138,434

The foregoing Proposal 3 was not approved.

Proposal 4: Proposed 2018 Equity Incentive Plan

The stockholders voted on the Company’s proposed 2018 Equity Incentive Plan as disclosed in the Proxy Statement.  The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain	Broker Non-Votes
3,134,874	11,250,911	99,215	3,138,434

The foregoing Proposal 4 was not approved.

Item 8.01.  Other Events.

As described in the Proxy Statement, the Company solicited proxies for the Annual Meeting.  Stockholders were given the option to submit their votes by U.S. mail using the physical proxy card mailed to all stockholders of record, by phone or via the Internet.  To be counted, any proxy must have been received by the inspector of election prior to the closing of the polls at the Annual Meeting.

It has been reported to the Company that physical proxy cards seeking to vote 1,687,788 shares (the “Proxy Cards”) were submitted to the Company by U.S. mail, but such Proxy Cards were not received by Broadridge Financial Solutions, Inc., which was responsible for tabulating the vote at the Annual Meeting, at or prior to the time of the Annual Meeting.

Certain stockholders reported that they submitted the Proxy Cards to the Company by U.S. mail, seeking to vote 1,123,306 shares in the following manner:

Proposal 1:	For each of the director nominees
Proposal 2:	For ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2018
Proposal 3:	Against the advisory vote on executive compensation (Say-on-Pay)
Proposal 4:	Against the Company’s Proposed 2018 Equity Incentive Plan

According to such stockholders, the further 564,482 shares over which such stockholders have voting control were sought to be voted in the Proxy Cards in the same manner as set forth above with respect to Proposals 1 and 2, except that such shares abstained on voting on Proposals 3 and 4.

Had the Proxy Cards been timely received and tabulated, each individual director’s approval percentage with respect to votes cast in favor of his or her directorship as described in Proposal 1 above would have increased and each director nominee would have received the approval of at least a majority of the votes cast, although the outcome with respect to each of the Proposals would have remained the same.  As the Proxy Cards were not timely received by the Company, they were not treated as voted at the Annual Meeting and the shares represented by such Proxy Cards were not included in the official voting results set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volt Information Sciences, Inc.

Date: May 25, 2018	By:	/s/ Nancy Avedissian
Nancy Avedissian Senior Vice President, General Counsel and Corporate Secretary